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                      [LETTERHEAD OF COOLEY GODWARD LLP]

                                                                     EXHIBIT 8.1

December 1, 2000

Global Sports, Inc.
1075 First Avenue
King of Prussia, PA  19406

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes a prospectus/proxy statement relating to the Agreement and Plan of Merger and Reorganization dated as of October 24, 2000 (the "Merger Agreement"), by and among Global Sports, Inc., a Delaware corporation ("Parent"), Fido Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Fogdog, Inc., a Delaware corporation (the "Company").

Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

(a)  the Merger Agreement;

(b)  the Registration Statement;

(c) those certain tax representation letters of even date herewith delivered to us by Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

(d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:
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                      [LETTERHEAD OF COOLEY GODWARD LLP]

Global Sports, Inc.
December 1, 2000
Page Two

(a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

(c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

(d) The Merger will be consummated in accordance with the Merger Agreement without any waiver, breach or amendment of any material provision thereof, and the Merger will be effective under applicable state law;

(e) Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification; and

(f) The opinion of even date herewith concerning certain federal income tax consequences of the Merger rendered by Brobeck, Phleger & Harrison LLP to the Company has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger - Material Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "The Merger - Material Federal Income Tax Consequences."

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement and does not address the federal tax consequences of any transaction other than the Merger as described in the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.
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                      [LETTERHEAD OF COOLEY GODWARD LLP]

Global Sports, Inc.
December 1, 2000
Page Three


No opinion is expressed as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon or utilized for any other purpose or by any other person other than you and may not be made available to any other person without our prior written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "The Merger - Material Federal Income Tax Consequences" in the prospectus/proxy statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP

/s/ WEBB B. MORROW III
_____________________
Webb B. Morrow III

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